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                                                                    EXHIBIT 4.49

                        CONSENT AND EIGHTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT



     THIS CONSENT AND EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated this 6th day of April, 1999, is made by and between INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, a national banking association (the "Bank"), and amends the Amended and Restated Credit Agreement, dated January 26, 1996, as amended by First Amendment thereto, dated April 11, 1997, by Second Amendment thereto, dated as of April 30, 1997, by Third Amendment thereto, dated November 17, 1997, by Fourth Amendment thereto, dated January 6, 1998, by Fifth Amendment thereto, dated as of March 27, 1998, by Sixth Amendment thereto, dated August 7, 1998, and by Seventh Amendment thereto, dated October 27, 1999 (the Amended and Restated Credit Agreement, as amended, modified, restated or supplemented from time to time, being hereinafter referred to as the "Credit Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

                                    RECITALS

     A. Pursuant to the Credit Agreement, the Bank has made available to the Borrower a Revolving Line of Credit in the amount of $55,000,000 and a Letter of Credit Facility in the amount of $5,000,000.

     B. Borrower has requested that the Bank (i) increase the Revolving Line of Credit Commitment from $55,000,000 to $60,000,000, and (ii) consent to the purchase by Borrower of substantially all of the Property from Northwestern Steel and Wire Company ("Northwestern") used in or relating to the steel and wire manufacturing business of Northwestern located in Hickman, Kentucky.

     C. The Bank has agreed to such requests and the Borrower and the Bank have therefore agreed to amend the Credit Agreement as set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrower and the Bank hereby agree as follows:

                                   ARTICLE I

                         AMENDMENTS TO CREDIT AGREEMENT

     The Credit Agreement is amended as follows:

     1.1  Defined Terms.  Section 1.1 of the Credit Agreement is amended as follows:
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     (a)  The following definition is added in the appropriate alphabetical sequence:

     "Acquisition Closing Date" shall mean the date on which all of the conditions precedent to the consummation of the transactions contemplated by that certain Asset Purchase Agreement, dated April 6, 1999, between Northwestern Steel and Wire Company ("Northwestern"), as seller, and Borrower, as buyer, are satisfied and Borrower purchases substantially all of the Property of Northwestern used in or relating to Northwestern's welded wire mesh manufacturing business located in Hickman, Kentucky, all as more particularly set forth in such Asset Purchase Agreement."

     (b) The definition of "Revolving Line of Credit Commitment" is amended in its entirety to read as follows:

     "Revolving Line of Credit Commitment" shall mean, on and after the Acquisition Closing Date, $60,000,000."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Bank that:

     2.1 Acknowledgment of Obligations. As of the close of business on March 31, 1999, the aggregate principal amount of Revolving Loans owing by the Borrower was in the sum of $38,869,000, the aggregate amount of Letter of Credit Obligations owing by the Borrower was in the sum of $2,565,679.95, and the aggregate amount of Bankers' Acceptance Obligations owing by the Borrower was in the sum of $-0-, and that all such Obligations are due and owing by the Borrower to the Bank without any defense, deduction, offset or counterclaim of any nature.

     2.2 Compliance With the Credit Agreement. As of the execution of this Amendment, the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Loan Documents to be observed or performed by the Borrower, except where the failure of the Borrower to comply has been waived in writing by the Bank.

     2.3 Representations in Credit Agreement. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects.

     2.4  No Event of Default.  No Default or Event of Default exists.


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                                  ARTICLE III

                                    CONSENT

     3.1 Consent to Acquisition. In accordance with the terms and provisions of the Loan Agreement; Bank hereby consents to the purchase ("Acquisition") by Borrower of substantially all of the Property of Northwestern used in or relating to Northwestern's welded wire mesh manufacturing business located in Hickman, Kentucky, pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated April 6, 1999 ("Purchase Agreement"), it being understood and agreed that such consent is in all respects subject to, and conditioned upon, the satisfaction of each of the following terms and conditions:

          (a)  The Acquisition shall occur no later than May 1, 1999;

          (b) Immediately before and after giving effect to such Acquisition, no Default or Event of Default (excluding any Default or Event of Default occurring solely out of the transactions contemplated by the Acquisition) shall have occurred and be continuing;

          (c) Bank shall have received a copy of the final draft of the Purchase Agreement, and all exhibits and schedules thereto, which shall be in form and substance satisfactory to Bank and its counsel, and within five (5) Business Days following the consummation of the Acquisition, Bank shall have received the Purchase Agreement, duly executed by Borrower and Northwestern, and all exhibits and schedules thereto;

          (d) Bank shall have received copies of the corporate resolutions adopted by the boards of directors and shareholders of Northwestern and Borrower, in each case if resolutions of shareholders are required by applicable law, as to their respective corporate authority to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, all in form and substance satisfactory to Bank and its counsel;

          (e) Bank shall have received copies of all bills of sales, deeds, assignments and other transfer and assumption documents as Bank and its counsel may request, relating to the Acquisition and the ownership of the assets and Property to be purchased by Borrower from Northwestern;

          (f) Bank shall have received such other documents, instruments and agreements as it or its counsel may reasonable request in connection with the foregoing matters.


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                                   ARTICLE IV


                         MODIFICATION OF LOAN DOCUMENTS


     4.1 Loan Documents. Any individual or collective reference to any of the Loan Documents shall hereafter mean such Loan Document as amended by this Amendment, and as further amended, restated, supplemented or modified from time to time, including, without limitation, all references to the Credit Agreement, which shall mean the Credit Agreement as amended hereby and as further amended from time to time.

                                   ARTICLE V

                                    GENERAL

     5.1 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement and the other Loan Documents, "hereinafter", "hereto", "hereof", or words of similar import, shall mean the Credit Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.

     5.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

     5.3 Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

     5.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

     5.5 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE BANK EACH WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal by their duly authorized officers to be effective as of the date first above written.


ATTEST:                              INSTEEL INDUSTRIES, INC.

[SEAL]                               By: /s/
                                        ------------------------------------
                                        Title: Chief Financial Officer
                                               and Treasurer
                                               -----------------------------

                                     FIRST UNION NATIONAL BANK

                                     By: /s/
                                        ------------------------------------
                                        Title: Vice President
                                               -----------------------------


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